Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127917, 033-56787, 333-42007, 333-67887, 333-92089, 333-68010, 333-106937, 333-98487, 333-46674, 333-120918, 333-134890, 333-143649, 333-151674, 333-159414, 333-211849 and 333-231512 on Form S-8 and Registration Statement Nos. 333-48841, 333-46676, and 333-215430 on Form S-3 of Cousins Properties Incorporated of our report dated February 11, 2019, relating to the consolidated financial statements of TIER REIT, Inc. and subsidiaries, appearing in this Current Report on Form 8-K of Cousins Properties Incorporated dated September 23, 2019.

/s/ Deloitte & Touche LLP

Dallas, Texas
September 23, 2019